Exhibit 10.2

Schedule “A”

FAR RESOURCES LTD.

STOCK OPTION PLAN (2021)

PART 1
INTERPRETATION

1.1         Definitions: In this Plan the following words and phrases shall have the following meanings, namely:

(a)	“Award Date” means the date on which the Board grants a particular Option;

(b)	“Board” means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by to Section 3.1 hereof;

(c)	“Cause” means: (i) “Cause” as such term is defined in the written employment agreement, if any, between the Company and Employee; or (ii) if there is no written employment agreement between the Company and the Employee or “Cause” in not defined in the written employment agreement between the Company and the Employee, the usual meaning of just cause under the common law or the laws of British Columbia;

(d)	“Company” mean Far Resources Ltd.;

(e)	“Consultant” means an individual who: (i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a distribution; (ii) provides the services under a written contract between the Company or the Affiliate and the individual or the Consultant Company, as the case may be; (c) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and (d) has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company;

(f)	“Director” means any director, Officer and Management Company Employees of the Company or of any of its subsidiaries;

(g)	“Employee” means: (i) an individual who is considered an employee of the Company or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source); (ii) an individual who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or (iii) an individual who works for a Company or its subsidiary on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the submission) providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source;

(h)	“Exchange” means the Canadian Securities Exchange and any other stock exchange on which the Shares are listed for trading;

(i)	“Exchange Policy” means the policies, bylaws, rules and regulations of the Exchange governing definitions, interpretation and the granting of options by the Company, as amended from time to time;

(j)	“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out as Schedule “B” hereto, duly executed by the Option Holder.

(k)	“Exercise Price” means the price at which an Option may be exercised as determined in accordance with Section 4.1

(l)	“Expiry Date” means not later than ten years from the Award Date of the Option or such shorter period as may be prescribed by the Exchange;

(m)	“Insider” has the meaning ascribed thereto in the Securities Act (British Columbia);

(n)	“Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in section 1.9 of National Instrument 62-104 – Take Over Bids and Issuer Bids;

(o)	“Management Company Employee” means an individual employed by a person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company;

(p)	“Officer” means any senior officer of the Company or of any of its subsidiaries as defined in the Securities Act;

(q)	“Option” means an option to acquire Shares awarded under and pursuant to the Plan;

(r)	“Option Certificate” means the certificate, substantially in the form set out as Schedule “A” hereto, evidencing an Option;

(s)	“Option Holder” means a current or former Director, Employee, or Consultant who holds an unexercised and unexpired Option;

(t)	“Plan” means this stock option plan as from time to time amended;

(u)	“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, from time to time;

(v)	“Securities Laws” means the act, policies, bylaws, rules and regulations of the securities commissions governing the granting of options by the Company, as amended from time to time;

(w)	“Shares” means common shares of the Company.

1.2         Interpretation: Any words capitalized but not defined in this Plan shall have the meanings ascribed to them in Exchange Policy.

1.3         Gender: Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2
PURPOSE OF PLAN

2.1         Purpose: The purpose of this Plan is to attract and retain Employees, Consultants, or Directors to the Company and to motivate them to advance the interests of the Company by affording them with the opportunity to acquire an equity interest in the Company through Options granted under this Plan to purchase Shares.

PART 3
GRANTING OF OPTIONS

3.1         Administration: This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.2         Committee’s Recommendations: The Board may accept all or any part of recommendations of the committee or may refer all or any part thereof back to the committee for further consideration and recommendation.

3.3         Grant by Resolution: The Board may, by resolution, designate eligible persons who are bona fide Employees, Consultants, Directors, or corporations employing or wholly owned by such Employee, Consultant, or Director, to whom Options should be granted and specify the terms of such Options which shall be in accordance with Exchange Policy and Securities Laws. It is the responsibility of the Company and the Option Holder for ensuring and confirming that the Option Holder is a bona fide Employee, Consultant or Management Company Employee, as the case may be. The Company will also issue a news release at the time of the grant for any Options granted to Insiders.

3.4         Terms of Option: The resolution of the Board shall specify the number of Shares that should be placed under option to each such Employee, Consultant or Director, the Exercise Price to be paid for such Shares, and the period, including any applicable vesting periods during which such Option may be exercised.

3.5         Option Certificate: Every Option granted under this Plan shall be evidenced by an Option Certificate, and all Option Certificates will be so legended as required by Exchange Policy and Securities Laws.

PART 4
CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

4.1         Exercise Price: The Exercise Price of an Option granted under this Plan shall not be less than the greater of the closing market price of the Shares on (a) the trading day prior to the date of grant of the Options; and (b) the date of grant of the Options. In any event, no Options shall be granted which are exercisable at an Exercise Price of less than permitted by Exchange Policy. An Exercise Price cannot be established unless the Options are allocated to a particular Option Holder.

4.2         Expiry Date: Each Option shall, unless sooner terminated, expire on a date to be determined by the Board which will not be later than the Expiry Date. However, if the Expiry Date falls within a period (a “blackout period”) during which the Company prohibits Option Holders from exercising their Options, the Expiry Date may be extended to a maximum of 10 business days after the expiry of the blackout period. The blackout period must be formally imposed by the Company pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information. For greater certainty, in the absence of the Company formally imposing a blackout period, the Expiry Date of any options will not be automatically extended in any circumstances.

4.3         Different Exercise Periods, Prices and Number The Board may, in its absolute discretion, upon granting an Option under this Plan and subject to the provisions of Section 6.4 hereof, specify a particular time period or periods (i.e. vesting) following the date of granting the Option during which the Option Holder may exercise his Option to purchase Shares and may designate the Exercise Price and the number of Shares in respect of which such Option Holder may exercise his Option during each such time period.

4.4         Number of Shares (Restrictions) The number of Shares reserved for issuance under the Plan shall not exceed 5% of the issued Shares of the Company to any one person (and companies wholly owned by that person) in any 12- month period, calculated on the date the Option is granted.

4.5         Ceasing to hold Office If an Option Holder holds his or her Options as a Director and such Option Holder ceases to be Director for any reason other than death, such Director shall have rights to exercise any Option not exercised prior to such termination (but only to the extent that such Option has vested on or before the date the Option Holder ceased to be a Director) within a reasonable period of time after the date of termination, as set out in the Option Holder’s Option Certificate, such “reasonable period” not to exceed one year after termination. However, if the Option Holder ceases to be a Director of the Company as a result of: (i) ceasing to meet the qualifications set forth in the Business Corporations Act (British Columbia); or (ii) his or her removal as a director of the Company pursuant to the Business Corporations Act (British Columbia); or (iii) an order made by any regulatory authority having jurisdiction to so order; in which case the Expiry Date shall be the date the Option Holder ceases to be a Director of the Company. Notwithstanding anything contained herein, in no case will an Option be exercisable later than the Expiry Date of such Option fixed by the Board at the time the Option is awarded to the Option Holder.

4.6         Ceasing to be an Employee, Management Company Employee or Consultant If an Option Holder holds his or her Options as an Employee, Management Company Employee or Consultant and such Option Holder ceases to be an Employee, Management Company Employee or Consultant for any reason other than death, such Employee, Management Company Employee or Consultant shall have rights to exercise any Option not exercised prior to such termination (but only to the extent that such Option has vested on or before the date the Option Holder ceased to be so employed or provide services to the Company) within a reasonable period of time after the date of termination, as set out in the Option Holder’s Option Certificate, such “reasonable period” not to exceed one (1) year after termination. However, (i) if the Option Holder ceases to be an Employee as a result of termination for Cause; (ii) a Management Company Employee of a person providing management services to the Company as a result of termination for Cause; or (iii) an Employee, Management Company Employee or Consultant of the Company as a result of an order made by any regulatory authority having jurisdiction to so order, in which case the Expiry Date shall be the date the Option Holder is terminated by the Company. Notwithstanding anything contained herein, in no case will an Option be exercisable later than the Expiry Date of such Option fixed by the Board at the time the Option is awarded to the Option Holder.

4.7         Death of Option Holder If a Director, Consultant or Employee dies prior to the expiry of his option, his legal representatives may, within the lesser of one (1) year from the date of the Option Holder’s death or the Expiry Date of the Option, exercise that portion of an Option granted to the Director, Consultant or Employee under this Plan which remains outstanding.

4.8         Assignment No Option granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by the rules and policies of the Exchange, an Option Holder shall have the right to assign any Option granted to him hereunder to a trust, RRSP, RESP or similar legal entity established by such Option Holder.

4.9         Notice Options shall be exercised only in accordance with the terms and conditions of the Option Certificates under which they are respectively granted and shall be exercisable only by notice in writing to the Company.

4.10      Payment Options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by an Option Holder on exercise of an Option shall be paid for in full, in cash, bank wire transfer, bank draft, or by cheque, at the time of their purchase.

4.11       Options to Employees, Consultants or Management Company Employees In the case of Options granted to Employees, Consultants or Management Company Employees, the Option Holder must be a bona-fide Employee, Consultant or Management Company Employee, as the case may be, of the Company or its subsidiary.

4.12       Withholding Tax Upon exercise of an Option, the Option Holder will, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the Shares, pay to the Company amounts necessary to satisfy applicable withholding tax requirements or will otherwise make arrangements satisfactory to the Company for such requirements. In order to implement this provision, the Company or any related corporation will have the right to retain and withhold from any payment of cash or Shares under this Plan the amount of taxes required to be withheld or otherwise deducted and paid in respect of such payment. At its discretion, the Company may require an Option Holder receiving Shares to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution to the Option Holder in whole or in part until the Company is so reimbursed. In lieu thereof, the Company will have the right to withhold from any cash amount due or to become due from the Company to the Option Holder an amount equal to such taxes. The Company may also retain and withhold or the Option Holder may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of Shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such Shares so withheld.

PART 5
RESERVE OF SHARES FOR OPTIONS

5.1         Sufficient Authorized Shares to be Reserved Whenever the Notice of Articles or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of Options granted under this Plan. Shares that were the subject of Options that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an Option granted under this Plan.

5.2         Maximum Number of Shares to be Reserved Under Plan The aggregate number of Shares which may be subject to issuance pursuant to Options granted under this Plan, inclusive of all other stock options outstanding shall not be greater than 10% of the Shares issued and outstanding at the date of the grant of Options. Cancelled and expired Options are returned to the Plan.

PART 6
CHANGES IN OPTIONS

6.1         Share Consolidation or Subdivision If the Shares are at any time subdivided or consolidated, the number of Shares reserved for Option and the price payable for any Shares that are then subject to Option shall be adjusted accordingly.

6.2         Stock Dividend If the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for Option and the price payable for any Shares that are then subject to Option may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.3         Reorganization Subject to any required action by its shareholders, if the Company is a party to a reorganization, merger, amalgamation, arrangement, sale of assets or undertaking, winding up or dissolution or its Shares are exchanged or reclassified in any way (collectively, the “Event”), whether or not the Company is the surviving entity, an Option will be adjusted by the Board in accordance with the Event and in a manner the Board deems appropriate.

6.4         Effect of a Take-Over Bid If a bona fide offer (an “Offer”) for Shares is made to the Option Holder or to shareholders of the Company generally or to a class of shareholders which includes the Option Holder, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, upon receipt of notice of the Offer, notify each Option Holder of full particulars of the Offer, whereupon all Shares subject to such Option (“Option Shares”) will become vested and the Option may be exercised in whole or in part by the Option Holder so as to permit the Option Holder to tender the Option Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein including any extensions thereof; or

(b)	all of the Option Shares tendered by the Option Holder pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Option Holder to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become vested pursuant to section 4.3 shall be reinstated. If any Option Shares are returned to the Company under this section 6.4, the Company shall immediately refund the Exercise Price to the Option Holder for such Option Shares.

6.5         Acceleration of Expiry Date If at any time when an Option granted under the Plan remains unexercised with respect to any unissued Option Shares, an Offer is made by an offeror, the Directors may, upon notifying each Option Holder of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

6.6         Effect of a Change of Control If a Change of Control (as defined below) occurs, all Shares subject to each outstanding Option will become vested, whereupon such Option may be exercised in whole or in part by the Option Holder. “Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

PART 7
SECURITIES LAWS AND EXCHANGE POLICY

7.1         Exchange’s Rules and Policies Apply This Plan and the granting and exercise of any Options hereunder are also subject to such other terms and conditions as are set out from time to time in the Securities Laws and Exchange Policy and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such Securities Laws and Exchange Policy shall govern. If the Company’s Shares are listed on a new stock exchange, the granting of Options shall be governed by the rules and policies of new stock exchange and unless inconsistent with the terms of this Plan, the Company shall be able to grant Options pursuant to the rules and policies of such new stock exchange without requiring shareholder approval.

PART 8
AMENDMENT OF PLAN

8.1         Board May Amend The Board may, by resolution, amend or terminate this Plan, but no such amendment or termination shall, except with the written consent of the Option Holders concerned, affect the terms and conditions of Options previously granted under this Plan which have not then been exercised or terminated.

8.2         Exchange Approval Any amendment to this Plan shall not become effective until any such Exchange and shareholder approval as is required by Exchange Policy and Securities Laws has been received. Unless approved by the Exchange, Options may not be amended once issued, and if an Option is cancelled before its Expiry Date, the Board may not grant new Options to the same Option Holder until 30 days have elapsed from the date of cancellation.

PART 9
EFFECTIVE DATE OF PLAN

9.1         Effective Date This Plan shall become effective upon the approval of this Plan by the directors of the Company. The Plan may be subject to annual approval by the Company’s shareholders at a shareholder meeting; however, Options may be granted under this Plan prior to the receipt of approval of the Plan by shareholders.

DATE OF PLAN: November 8, 2021 as approved by the Board and to be submitted to shareholders for approval on December 10, 2021

SCHEDULE A

FAR RESOURCES LTD.
(the “Company”)

STOCK OPTION PLAN
OPTION CERTIFICATE

This certificate is issued pursuant to the provisions of the Company’s Stock Option Plan (the “Plan”) and evidences that) ________________________ (Name of Option Holder is the holder of an option (the “Option”) to purchase up to ________________ (Number of Shares) common shares (the “Shares”) in the capital stock of the Company at a purchase price of $_______ per Share. Subject to the provisions of the Plan:

(a)	the Award Date of this Option is ________________ (insert date of grant);

(b)	the Expiry Date of this Option is ________________ (insert date of expiry); and

(c)	the termination of this Option under sections 4.5 and 4.6 of the Plan is _______ days after the Option Holder ceases to be involved with the Company, subject to the terms of such sections.

Additional Vesting or Other Restrictions: (insert as applicable)

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 p.m. (Vancouver time) on the Expiry Date, by delivering to the Company an Exercise Notice, in the form provided in the Plan, together with this certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

Signed this _______ day of __________________, 20____.

FAR RESOURCES LTD.

by its authorized signatory:

Name:

Title:

OPTION CERTIFICATE - SCHEDULE

The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

1.            include Vesting Provisions, if any

SCHEDULE B

EXERCISE NOTICE

TO:	FAR RESOURCES LTD. (the “Company”)

AND TO:	THE BOARD OF DIRECTORS

The undersigned hereby irrevocably gives notice, pursuant to the Company’s Stock Option Plan (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or

(b)	________________ of the Shares, which are the subject of the Option Certificate attached hereto.

Calculation of total Exercise Price:

(i)	number of Shares to be acquired on exercise:		Shares

(ii)	multiplied by the Exercise Price per Share:	$

TOTAL EXERCISE PRICE, enclosed herewith:		$

The undersigned tenders herewith a certified cheque or bank draft in an amount equal to the total Exercise Price of the aforesaid Shares, as calculated above, and directs the Company to issue the share certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address:

DATED the _____ day of _____________________, 20__.

Signature of Option Holder

Name of Option Holder (please print)